EXHIBIT 2.1





                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                 GSI LUMONICS LIFE SCIENCE TRUST ("SELLER"), AND

                      GSI LUMONICS TRUST, INC. ("TRUSTEE")

                                       AND

                      PACKARD BIOSCIENCE COMPANY ("BUYER")





                                 August 19, 2000

                                TABLE OF CONTENTS



SECTION 1 - DEFINITIONS.....................................................11

SECTION 2 - BASIC TRANSACTION...............................................16
    Section 2.1          Purchase and Sale of Assets........................16
    Section 2.2          Assumption of Liabilities..........................16
    Section 2.3          Purchase Price.....................................16
    Section 2.4          Purchase Price Adjustment..........................16
    Section 2.5          The Closing........................................17
    Section 2.6          Deliveries at the Closing..........................17
    Section 2.7          Allocation of Purchase Price.......................18

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF TRUSTEE AND SELLER............18
    Section 3.1          Organization of Seller and Trustee.................18
    Section 3.2          Authorization of Transaction.......................18
    Section 3.3          Noncontravention...................................19
    Section 3.4          Brokers' Fees......................................19
    Section 3.5          Acquired Assets; Title to Assets...................19
    Section 3.6          Financial Statements...............................19
    Section 3.7          Events Subsequent to Most Recent Statement Date....19
    Section 3.8          Legal Compliance...................................21
    Section 3.9          Taxes..............................................21
    Section 3.10         Leased Property....................................21
    Section 3.11         Intellectual Property..............................21
    Section 3.12         Tangible Asset.....................................23
    Section 3.13         Inventor...........................................23
    Section 3.14         Contracts..........................................23
    Section 3.15         Insurance..........................................24
    Section 3.16         Litigation.........................................25
    Section 3.17         Product Warranty...................................25
    Section 3.18         Product Liability..................................25
    Section 3.19         Employees..........................................25
    Section 3.20         Employee Benefits..................................25
    Section 3.21         Environment, Health and Safety.....................27
    Section 3.22         Certain Business Relationships With Seller.........27
    Section 3.23         Accounts Receivable................................27
    Section 3.24         Licenses and Permits...............................28
    Section 3.25         Undisclosed Liabilities............................28
    Section 3.26         Books and Records..................................28
    Section 3.27         Investment.........................................28
    Section 3.28         Disclosure.........................................28

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF BUYER.........................28
    Section 4.1          Organization of Buyer..............................29
    Section 4.2          Authorization of Transaction and Financial Status..29
    Section 4.3          Noncontravention.................................. 29
    Section 4.4          Brokers' Fees......................................29
    Section 4.5          Capitalization of Buyer............................29
    Section 4.6          SEC Filings; Financial Statements..................30
    Section 4.7          Events Subsequent to June 30, 2000.................30
    Section 4.8          Legal Compliance...................................30
    Section 4.9          Undisclosed Liabilities............................30
    Section 4.10         Disclosure.........................................31

SECTION 5 - COVENANTS.......................................................31
    Section 5.1          Covenants Pending Closing..........................31
    Section 5.2          Post-Closing Covenants.............................32
    Section 5.3          Indemnification Provisions for Benefit of Buyer....34
    Section 5.4          Indemnification Provisions for Benefit of Trustee
                         and Seller.........................................35
    Section 5.5          Indemnification Matters Involving Third Parties....36
    Section 5.6          Other Indemnification Matters......................37

SECTION 6 - CONDITIONS TO OBLIGATION TO CLOSE...............................37
    Section 6.1          Conditions to Obligation of Buyer..................37
    Section 6.2          Conditions to Obligation of Seller.................38

SECTION 7 - CLOSING DOCUMENTS...............................................38
    Section 7.1          Seller Deliveries..................................38
    Section 7.2          Buyer Deliveries...................................39

SECTION 8 - NONCOMPETITION..................................................40
    Section 8.1          Materiality........................................40
    Section 8.2          Prohibited Activities of Seller....................40
    Section 8.3          Prohibited Activities of Buyer.....................40
    Section 8.4          Remedies...........................................40
    Section 8.5          Jurisdiction.......................................41

SECTION 9 - OTHER AGREEMENTS................................................41
    Section 9.1          Press Releases and Public Announcements............41
    Section 9.2          No Third-Party Beneficiaries.......................41
    Section 9.3          Entire Agreement...................................41
    Section 9.4          Succession and Assignment..........................41
    Section 9.5          Counterparts.......................................41
    Section 9.6          Headings...........................................41
    Section 9.7          Notices............................................42
    Section 9.8          Governing Law......................................43
    Section 9.9          Amendments and Waivers.............................43
    Section 9.10         Severability.......................................43
    Section 9.11         Expenses...........................................43
    Section 9.12.        Construction.......................................43
    Section 9.13.        Incorporation of Exhibits and Schedules............43
    Section 9.14.        Termination........................................43

                                LIST OF SCHEDULES



Schedule 1.1............................................................... .1
Schedule 1.2.................................................................1
Schedule 1.3(a)..............................................................5
Schedule 1.3(b)..............................................................5
Schedule 3.1(a).............................................................10
Schedule 3.1(b).............................................................10
Schedule 3.1(c).............................................................10
Schedule 3.3................................................................11
Schedule 3.4................................................................11
Schedule 3.6................................................................11
Schedule 3.7................................................................12
Schedule 3.10...............................................................14
Schedule 3.11(a)............................................................15
Schedule 3.11(b)............................................................15
Schedule 3.11(c)............................................................15
Schedule 3.11(d)............................................................16
Schedule 3.14...............................................................17
Schedule 3.15...............................................................18
Schedule 3.16...............................................................19
Schedule 3.19...............................................................19
Schedule 3.20...............................................................20
Schedule 3.22...............................................................20
Schedule 3.24...............................................................23
Schedule 4.5................................................................25
Schedule 4.7................................................................26

                                LIST OF EXHIBITS



Exhibit A - Bill of Sale.....................................................7
Exhibit B - Assignment Documents.............................................7
Exhibit C - Assumption.......................................................7
Exhibit D - Sublease........................................................30
Exhibit E - Parent Guarantee................................................30
Exhibit F - Transition Services Agreement...................................30
Exhibit G - Registration Rights Agreement...................................30
Exhibit H - Opinion of Counsel to Seller and Trustee........................
Exhibit I - Opinion of Counsel to Buyer.....................................

                            ASSET PURCHASE AGREEMENT



      This Asset Purchase Agreement ("Agreement") is entered into as of August 19, 2000 among Packard BioScience Company, a Delaware corporation ("Buyer"), GSI Lumonics Life Science Trust, u/t/a dated June 5, 2000 ("Seller"), and GSI Lumonics Trust, Inc., a Massachusetts corporation ("Trustee"). The Buyer, Seller and Trustee are referred to collectively in this Agreement as the "Parties" and individually as a "Party."

      This Agreement contemplates a transaction in which Buyer will, on the terms and conditions set forth in this Agreement, purchase substantially all of the assets (and assume certain of the liabilities) of Seller for the consideration specified in this Agreement.

      In  consideration   of  the  mutual  promises  and  the   representations,
warranties, and covenants contained in this Agreement, the Parties agree as follows.


                                    SECTION 1
                                   DEFINITIONS

         For purposes of this Agreement, the terms set forth below have the following meaning:

         "Acquired Assets" means all of the Business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Seller or any Affiliate of Seller, which are owned by Seller or in which Seller has any interest (including the right to use), or which are used by Seller or any Affiliate of Seller in the Business as of the Closing Date, except those items specifically listed on the
Schedule 1.1 (the "Excluded Assets"). The Acquired Assets shall include, but not be limited to, the following (except to the extent that any of the following are Excluded Assets):

                  (a)  All  tangible   personal  property  (such  as  machinery,
equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, and tools);

                  (b) All leaseholds and subleaseholds, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), excluding any improvements, fixtures, and fittings thereon, subject to the terms of the Sublease.

                  (c) All Intellectual Property, associated goodwill, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, other than any right to Seller Corporate Names.

                  (d) All agreements, indentures, instruments, guaranties, other similar arrangements, and rights thereunder as set forth on Schedule 1.2 (the "Assigned Contracts");

                  (e) All accounts receivable, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes);

                  (f) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

                  (g) With the exception of original tax and accounting records, all books, records, ledgers, files, documents, correspondence, lists, mailing and customer lists used by Seller or any Affiliate of Seller in the Business, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written material;

                  (h) With the exception of original tax and accounting records, all data processing programs, computer printouts, data bases and hardware and related items used in the conduct of the Business, including accounting and invoices; and

                  (i) All rights, claims and causes of action held by or inuring to the benefit of Seller.

         "Adverse Consequences" means all actions, suits, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, and, when used with respect to Seller, includes only such entities which owned or operated, at any time, any of the Business or Acquired Assets, and GSI Lumonics Inc., a New Brunswick corporation.

         "Assignment Documents" has the meaning set forth in Section 2.6(c) of this Agreement.

         "Assumed Liabilities" means (a) all liabilities and obligations listed on the Final Balance Sheet; and (b) all obligations of Seller under the agreements, contracts, licenses and other arrangements referred to in the definition of Acquired Assets, and entered into in the Ordinary Course of Business to furnish goods, services and other non-cash benefits to another party after Closing or to pay for goods, services and other non-cash benefits that another party will furnish to Buyer after Closing. Assumed Liabilities shall not include, and Buyer shall not assume: (i) any liabilities for notes or other payments due to beneficiaries, trustees, officers or shareholders of Seller or its Affiliates, (ii) any obligations resulting from any breach or default of any contract, breach of warranty, tort, infringement or violation of law which occurred prior to the Closing Date, (iii) any obligations of Seller under any severance plan or arrangement for the benefit of Seller's current or former directors, officers or employees, (iv) liabilities or obligations for payroll, payroll taxes and any other employee benefits accruing prior to the Closing Date, (v) any liability of Seller on and after the Closing Date for health benefits of persons who are provided with health plan continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended to date ("COBRA"), (vi) any liability as of the Closing Date for employee health benefits based upon claims arising prior to the Closing Date, whether or not notice of such claim is received prior to or on or after the Closing Date, (vii) any liability for retroactive premium adjustments for workers' compensation for periods prior to the Closing Date, (viii) any liability for compensation, including deferred compensation, accrued to the Closing Date, (ix) any liability under any workers' compensation claims of Seller's employees based upon claims arising prior to the Closing Date, whether or not notice of such claim is received prior to or on or after the Closing Date, or (x) any liability arising under or in connection with any Plan, as defined in Section 3.20, of Seller or any Plan or other employee plans or benefits of any kind for employees or former employees, officers, directors or consultants of Seller's ERISA Affiliates, as defined in Section 3.20. Except as expressly set forth in this Agreement, Buyer shall not assume or be liable for any liabilities or obligations of Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether arising under an agreement or contract or otherwise, other than the Assumed Liabilities. Seller shall satisfy when due all of its liabilities or obligations not assumed by Buyer, except to the extent Seller is disputing any such liabilities or obligations in good faith. Buyer shall satisfy when due all of the Assumed Liabilities, except to the extent Seller is disputing any Assumed Liability in good faith.

         "Assumption" has the meaning set forth in Section 2.6(d) of this Agreement.

         "Authority" or "Authorities" means any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority.

         "Average Closing Price" has the meaning set forth in Section 2.3 of this Agreement.

         "Bill of Sale" has the meaning set forth in Section 2.6(c) of this Agreement.

         "Business" means all of the businesses of designing, developing, manufacturing and marketing microarray scanners, biochip arrayers, and bioinformatics and/or other software owned or operated by Seller or any Affiliate of Seller, including, without limitation, the operations, financial condition and prospects of Seller as of the date of determination thereof.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not open for business.

         "Buyer" has the meaning set forth in the preface of this Agreement.

         "Buyer Common Stock" means the common stock, par value $0.002 per share, of Buyer.

         "Buyer Financial Statements" has the meaning set forth in Section 4.6 of this Agreement.

         "Buyer Indemnified Parties" has the meaning set forth in Section 5.3 of this Agreement.

         "Buyer Material Adverse Effect" means a material adverse effect on the business, or the financial condition, or the results of operations of Buyer and its subsidiaries (taken as a whole), or in the ability of Buyer to consummate the transactions contemplated in this Agreement or in the other Transaction Documents; provided, however that Buyer Material Adverse Effect shall not be deemed to include the impact of (a) any decline in the share price of Parent Common Stock or Buyer Common Stock, (b) the implementation of changes in GAAP,
(c) changes in laws of general applicability or interpretations thereof by courts or governmental authorities changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (d) actions or omissions of Buyer or any of its Affiliates taken or permitted with the prior written consent of Seller, (e) the direct effects of compliance with this Agreement on the operating performance of Buyer, including expenses incurred by Buyer in consummating the transactions contemplated by this Agreement and (f) any transaction involving Buyer's Canberra Industries division that results directly from Buyer's exploration of strategic alternatives therefor.

         "Buyer SEC Reports" has the meaning set forth in Section 4.6 of this Agreement.

         "Cash Payment" has the meaning set forth in Section 2.3 of this Agreement.

         "Closing" has the meaning set forth in Section 2.5 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.5 of this Agreement.

         "Closing Date Balance Sheet" has the meaning set forth in Section 2.4 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential   Information"  means  any  information   concerning  the
Business and affairs of Seller that is not already generally available to the public.

         "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

         "Final Balance Sheet" has the meaning set forth in Section 2.4 of this Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hazardous Materials" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is friable, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs) and (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental, Health and Safety Law applicable to the Business.

         "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith;
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, mailing lists, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" or "Knowledge of Seller" of any particular fact or other matter shall be deemed to exist where any person set forth on Schedule 1.3(a) hereto is actually aware of such fact or other matter. Schedule 1.3(a) hereto includes, among other persons, all officers and directors of Seller or any Affiliate of Seller.

         "Knowledge of Buyer" of any particular fact or other matter shall be deemed to exist where any person set forth on Schedule 1.3(b) hereto is actually aware of such fact or other matter. Schedule 1.3(b) hereto includes all officers and directors of Buyer.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for any Tax.

         "Most Recent Balance Sheet" has the meaning set forth in Section 3.6 of this Agreement.

         "Most Recent Statement Date" has the meaning set forth in Section 3.6 of this Agreement.

         "Ordinary Course of Business" means the ordinary course of business of Seller and, to the extent related to the Business, its Affiliates consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent" means GSI Lumonics Inc., a New Brunswick corporation.

         "Parent Common Stock" means the common stock, no par value per share, of Parent.

         "Parent Guarantee" has the meaning set forth in Section 7.1(g) of this Agreement.

         "Party" or "Parties" have the meaning set forth in the Preface of this Agreement.

         "Past custom and practice" means the past custom and practice of Seller and its Affiliates with respect to the Business (including with respect to quantity and frequency).

         "Permitted Liens" has the meaning set forth in Section 3.5 of this Agreement.

         "Person" means an individual, a partnership (general or limited), a member, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2.3 of this Agreement.

         "Registration Rights Agreement" has the meaning set forth in Section 7.1(i) of this Agreement.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, except for minor imperfections of title and liens which are not substantial in amount, which do not materially detract from the property subject thereto or materially impair the use of the property in the Business, and which have arisen in the Ordinary Course of Business.

         "Seller" has the meaning set forth in the preface of this Agreement.

         "Seller Corporate Names" means any trade name, trademark, service mark, corporate name, registered name, assumed name, or other words or series of words used in any manner by any Affiliate of Seller or any Affiliate of Parent (including, without limitation, GSI Lumonics Corporation, a Michigan corporation, or any Affiliate thereof) together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, other than ScanArray, SpotArray, QuantArray and ArrayInformatics.

         "Seller Financial Statements" has the meaning set forth in Section 3.6 of this Agreement.

         "Seller Material Adverse Effect" means a material adverse effect on the Business, or the financial condition, or the results of operations of Seller, or in the ability of Seller to consummate the transactions contemplated in this Agreement or in the other Transaction Documents; provided, however that Seller Material Adverse Effect shall not be deemed to include the impact of (a) any decline in the share price of Parent Common Stock or Buyer Common Stock, (b) the implementation of changes in GAAP, (c) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (d) actions or omissions of Seller or any of its Affiliates taken or permitted with the prior written consent of Buyer, and (e) the direct effects of compliance with this Agreement on the operating performance of Seller and its Affiliates, including expenses incurred by Seller and its Affiliates in consummating the transactions contemplated by this Agreement.

         "Seller's Net Worth" means the total assets of the Business minus the total liabilities of the Business as of the relevant date.

         "Stock Payment" has the meaning set forth in Section 2.3 of this Agreement.

         "Sublease" has the meaning set forth in Section 7.1(e) of this Agreement.

         "Tax" means any federal, state, local and foreign income, profits, franchise, gross receipts, payroll, employment, sales, use, property, withholding, excise and other tax, duty or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto. The term "taxable" shall have a correlative meaning.

         "Transaction   Documents"   means  this  Agreement,   and  every  other
instrument and document entered into in connection with this Agreement.

         "Transition Services Agreement" has the meaning set forth in Section 7.1(h) of this Agreement.

         "Trustee" has the meaning set forth in the Preface of this Agreement.

         "Trustee Indemnified Parties" has the meaning set forth in Section 5.4 of this Agreement.


                                    SECTION 2
                                BASIC TRANSACTION

         Section 2.1. Purchase and Sale of Assets. Upon the Closing (as defined below) pursuant to this Agreement and subject to the terms of this Agreement, Buyer will purchase from Seller, and Seller will sell, transfer, convey, and deliver, or will cause to be conveyed and delivered, to Buyer, all of its right, title and interest in and to the Acquired Assets.

         Section 2.2. Assumption of Liabilities. Upon the Closing pursuant to this Agreement and subject to the terms hereof, and in consideration of the purchase by Buyer of the Acquired Assets, Buyer shall assume and become responsible for all of the Assumed Liabilities pursuant to the Assumption. The Buyer will not assume or have any responsibility, however, with respect to any obligation or liability of Seller not included within the definition of Assumed Liabilities.

         Section 2.3. Purchase Price. In consideration of the purchase by Buyer of the Acquired Assets, Buyer agrees to pay to Seller: (a) $40,000,000 in cash (the "Cash Payment") and (b) that number of shares of Buyer Common Stock (rounded to the nearest whole share) (the "Stock Payment") obtained by dividing $80,000,000 by the Average Closing Price (defined to mean the average of the daily last sale prices for the shares of Buyer Common Stock for the fifteen (15) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Seller) ending at the close of trading on the second trading day immediately preceding the Closing Date); provided, however, that in no event shall the Stock Payment consist of more than 4,571,429 shares of Buyer Common Stock (plus any additional shares of Buyer Common Stock that may be issued in connection with an adjustment pursuant to Section 2.4 of this Agreement). The Cash Payment and the Stock Payment shall be referred to collectively herein as the "Purchase Price." The Purchase Price shall be paid in full at the Closing to Seller, with the Cash Payment being paid by wire transfer of immediately available funds as instructed in writing by Seller and the Stock Payment being paid (at Seller's election) either (i) by delivery of physical stock certificate(s) registered in the name of Seller or its designee or (ii) provided that Buyer's stock transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, by crediting Seller's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. The Purchase Price shall be subject to adjustment as provided in Section 2.4 of this Agreement.

         Section 2.4.      Purchase Price Adjustment.

                  (a) Promptly (no later than thirty (30) days after the Closing
Date) following the Closing Date, the Seller shall prepare and deliver to the Parties a balance sheet of Seller as of the end of business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared on a consistent basis with the Most Recent Balance Sheet.

                  (b) If within thirty (30) days following delivery of the Closing Date Balance Sheet, Buyer has not given Seller notice of its objection to the Closing Date Balance Sheet (such notice must contain a statement of the basis of Buyer's objection), then the Closing Date Balance Sheet shall be final and shall constitute the "Final Balance Sheet" under this Agreement. If Buyer gives such notice of objection, then the issues in dispute will be submitted to Deloitte & Touche LLP (New York, New York office) (unless Deloitte & Touche LLP are the auditors of Buyer or Seller, in which case the issues in the dispute will be submitted to KPMG Peat Marwick LLP (New York, New York office)) (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party or its Affiliates (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants within sixty (60) days of the date that the dispute is first submitted to the Accountants (or such later date as mutually agreed in writing by Buyer and Seller), will be binding and conclusive on the Parties and the resulting balance sheet prepared by the Accountants shall constitute the "Final Balance Sheet" under this Agreement; and (iii) Buyer and Seller will each bear 50% of the fees of the Accountants for such determination.

                  (c) The Purchase Price shall be reduced by the amount by which the Seller's Net Worth as reflected on the Most Recent Balance Sheet exceeds the Seller's Net Worth as reflected on the Final Balance Sheet. The Purchase Price shall be increased by the amount by which the Seller's Net Worth as reflected on the Final Balance Sheet exceeds the Seller's Net Worth as reflected on the Most Recent Balance Sheet. For purposes of this Section 2.4(c), when calculating Seller's Net Worth as reflected on the Final Balance Sheet, all liabilities or obligations excluded from the definition of Assumed Liabilities pursuant to clauses (iv) through (x) of such definition shall be disregarded as liabilities, however liabilities and obligations for such matters shall not be disregarded when calculating Seller's Net Worth as reflected on the Most Recent Balance Sheet. Any adjustment to the Purchase Price under this Section 2.4 shall be promptly paid one-third (1/3) in cash and two-thirds (2/3) in Buyer Common Stock (valued at the Average Closing Price but in no event valued at less than $17.50 per share), provided that if such adjustment is for an amount of $1,000,000 or less such adjustment shall be paid in cash only, and in no event shall such payment be made later than five (5) Business Days after the date that the Final Balance Sheet is determined under Section 2.4(b) of this Agreement.

         Section 2.5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bodman, Longley & Dahling, LLP, 110 Miller, Suite 300, Ann Arbor, Michigan 48104 at 10:00 a.m. within five (5) Business Days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (the date of the Closing is referred to as the "Closing Date").

         Section 2.6. Deliveries at the Closing. At the Closing, the following documents shall be executed and delivered and the following actions shall occur:

                  (a) Seller shall deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.1 of this Agreement;

                  (b) Buyer shall deliver to Seller the various certificates, instruments, and documents referred to in Section 7.2 of this Agreement;

                  (c) Seller shall execute, acknowledge (if appropriate), and deliver to Buyer (i) a bill of sale for the Acquired Assets in the form of Exhibit A of this Agreement (the "Bill of Sale"), (ii) assignments (including real property lease and Intellectual Property transfer documents) in the forms of Exhibit B of this Agreement (the "Assignment Documents"), and (iii) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, other than as specifically agreed upon in this Agreement;

                  (d) Buyer shall execute, acknowledge (if appropriate), and deliver to Seller (i) an assumption of the Assumed Liabilities in the form of Exhibit C of this Agreement (the "Assumption"), and (ii) such other instruments of assumption as Seller and its counsel have reasonably requested; and

                  (e) Buyer shall deliver to Seller the Purchase Price as specified in Section 2.3 of this Agreement.

         Section 2.7. Allocation of Purchase Price. The consideration paid by Buyer to Seller pursuant to this Agreement shall be allocated among the Acquired Assets, including any intangible assets, as Seller and Buyer shall agree upon in writing prior to Closing or as soon thereafter as is practicable. The allocation of the Purchase Price was bargained and negotiated for, and each Party agrees to report the transactions contemplated by this Agreement for federal income Tax and all other Tax purposes (including, without limitation, for purposes of Section 1060 of the Code) in a manner consistent with the agreed upon allocation and in accordance with all applicable rules and regulations, and to take no position inconsistent with such allocation in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code. If there is a dispute between the Parties regarding the matters covered by this Section 2.7, such dispute shall be submitted to the Accountants for resolution in the same manner as set forth in Section 2.4 of this Agreement.


                                    SECTION 3
              REPRESENTATIONS AND WARRANTIES OF TRUSTEE AND SELLER

         The Trustee and Seller jointly and severally represent and warrant to Buyer that each of the statements set forth below (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), provided that if the Closing does not occur, Seller and Trustee shall not be deemed to have made (and shall not be liable to Buyer or anyone else for) the representation and warranty set forth in this clause (ii). Such representations, warranties, covenants and agreements constitute a material inducement to Buyer to enter into this Agreement, to enter into the other Transaction Documents to purchase the Acquired Assets, to assume the Assumed
Liabilities and to consummate the other transactions contemplated by this Agreement and by all other Transaction Documents.

         Section 3.1. Organization of Seller and Trustee. Seller is a business trust duly constituted under the laws of the Commonwealth of Massachusetts pursuant to the Declaration of Trust, dated June 5, 2000, a true and correct copy of which is attached to this Agreement as Schedule 3.1(a). As of the date of this Agreement, Seller is in full force and effect and has no termination date. Seller has all requisite power to own, lease and operate the Acquired Assets and to carry on the Business. Other than as listed on Schedule 3.1(b) of this Agreement, Seller neither owns nor leases any real property nor has any employees, sales representatives, agents or inventory in any state of the United States other than the Commonwealth of Massachusetts and there are no other jurisdictions in which the nature of the Business or the locations of the Acquired Assets requires Seller to obtain qualification or licensing to do business as a foreign corporation, except where the failure to so qualify or become licensed would not have a Seller Material Adverse Effect. Seller has issued 100 shares to GSL Life Science Trust, a business trust duly constituted under the laws of the Commonwealth of Massachusetts pursuant to the Declaration of Trust, dated June 5, 2000, a true and correct copy of which is attached to this Agreement as Schedule 3.1(c), and such 100 shares constitutes all of the issued and outstanding shares of Seller and the entire beneficial interest in Seller. Trustee is the sole trustee of Seller, is a corporation duly formed, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power to own, lease and operate its assets, and to authorize and approve the transactions contemplated by this Agreement.

         Section 3.2. Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and the other Transaction
Documents to which it is a party and to perform its obligations under this Agreement and under such other Transaction Documents. Without limiting the generality of the foregoing, Trustee has duly authorized the execution, delivery, and performance of this Agreement by Seller in accordance with applicable law and the provisions of the Declaration of Trust, dated June 5, 2000, of Seller. The Board of Directors of Trustee has duly authorized the execution, delivery, and performance of this Agreement by Seller in accordance with applicable law. Trustee has taken all action required to authorize the transactions contemplated herein on behalf of GSL Life Science Trust. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         Section 3.3. Noncontravention. Except as itemized in Schedule 3.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the execution, delivery and performance of the assignments, assumptions and the other documents referred to in Section 2 of this Agreement), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which Seller or the Trustee is subject or any provision of the Declaration of Trust, dated June 5, 2000, of Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, consent, instrument, or other arrangement (including without limitation, any contract, license, instrument, right or other arrangement by which Seller uses or has the right to use any Intellectual Property) to which Seller is a party or by which Seller is bound or to which any of the assets of the Business are subject (or result in the imposition of any Security Interest upon any of the Acquired Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or Security Interest together with other such events, would not have a Seller Material Adverse Effect. Except as itemized in
Schedule 3.3, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance of the assignments and assumptions referred to in Section 2 of this Agreement), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Seller Material Adverse Effect.

         Section 3.4. Brokers' Fees. Other than as set forth in Schedule 3.4, Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         Section 3.5. Acquired Assets; Title to Assets. The Acquired Assets (together with the rights, services and other benefits to be provided to Buyer pursuant to the Sublease and the Transition Services Agreement) comprise all assets, real or personal, tangible or intangible, required for the continued conduct of the Business by Buyer as now being conducted by Seller and its Affiliates. Seller has good and valid title to or is the beneficial owner of, or has a valid leasehold interest in, or the right to use, as the case may be, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, which are included in the Acquired Assets, free and clear of all Security Interests other than the Security Interests assumed by Buyer as set forth in the Assumption (the "Permitted Liens"), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. On the Closing Date, Buyer will receive good and valid title to, or a valid leasehold interest in, or the right to use as the case may be, the Acquired Assets, free and clear of any Security Interest or restriction on transfer (except for Permitted Liens and except for Security Interests and restrictions on transfer imposed as a result of actions or agreements of Buyer).

         Section  3.6.  Financial  Statements.  Attached  to this  Agreement  as
Schedule 3.6 are the following financial statements (collectively, the "Seller Financial Statements") of Seller: (a) the unaudited internally prepared balance sheet as of June 30, 2000 (the "Most Recent Balance Sheet"); and (b) the unaudited internally prepared statements of operations for the calendar year ended December 31, 1999, and for the six (6) month period ended June 30, 2000 (the "Most Recent Statement Date"). The Seller Financial Statements have been prepared in accordance with the books and records of Seller and present fairly and accurately the financial condition of the Business as of the Most Recent Statement Date, and the results of operations of the Business for the calendar year ending December 31, 1999, and for the six (6) month period ending on the Most Recent Statement Date, respectively.

         Section 3.7. Events Subsequent to Most Recent Statement Date. Except as set forth on Schedule 3.7, since the Most Recent Statement Date there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Without limiting the generality of the foregoing, since that date and except as set forth on Schedule 3.7:

                  (a) Except in the Ordinary Course of Business, Seller has not sold, leased, transferred, or assigned any material assets (individually or in the aggregate), tangible or intangible;

                  (b) Except in the Ordinary Course of Business, Seller has not entered into any material agreement, contract, lease, or license;

                  (c) No party including Seller has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Seller is a party or by which it or any of the Acquired Assets is bound;

                  (d) Except in the Ordinary Course of Business, neither Seller nor its Affiliates has imposed any Security Interest upon any of the Acquired Assets;

                  (e) Seller has not made any capital expenditures totaling in the aggregate more than $100,000;

                  (f) Seller has not made any capital investment in, or any loan to, any other Person;

                  (g) Seller has not created, incurred, assumed, or guaranteed more than $5,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (h) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (i) There has been no change made or authorized in the Declaration of Trust, dated June 5, 2000, or other organizational documents of Seller;

                  (j) Neither Seller nor any of its beneficiaries have issued, sold, or otherwise disposed of any of its shares (or other beneficial interest in Seller), or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its shares (or other beneficial interest in Seller);

                  (k) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

                  (l) Seller has not made any loan to, or entered into any other transaction with, any of its, or its Affiliates', trustees, beneficiaries, directors, officers, or employees;

                  (m) No employment contract or collective bargaining agreement, written or oral, has been entered into by Seller or any of its Affiliates with respect to the employees primarily involved in the Business, nor have the terms of any existing such contract or agreement been modified;

                  (n) Neither Seller nor any of its Affiliates has granted any increase in the base compensation to any of Seller's directors or officers, or, other than in the Ordinary Course of Business, any of the employees primarily engaged in the Business;

                  (o) No bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of Seller's directors, officers, or employees has been adopted, amended, modified or terminated (nor has any such action with respect to any other employee benefit plan or arrangement been taken);

                  (p) Neither Seller nor any of its Affiliates has made any other material change in employment terms for any of Seller's directors or officers, or, other than in the Ordinary Course of Business, any of the employees of the Business;

                  (q) Except in the Ordinary Course of Business, Seller has not paid in excess of $100,000 in the aggregate with respect to any liability or obligation (other than costs and expenses Seller has incurred or may incur in connection with this Agreement and the transactions contemplated by this Agreement) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (r) Seller has kept in full force and effect insurance comparable in amount and scope to coverage maintained by it as of the Most Recent Statement Date and required pursuant to any material agreement, instrument or document to which it is a party;

                  (s) Seller has not made any material change in any method of accounting, or accounting principle, method or practice; and

                  (t) Seller has not settled, released or forgiven any claim or litigation or waived any right with a value of greater than $10,000 in any instance.

        Section 3.8. Legal Compliance. Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         Section 3.9. Taxes. No action or proceeding for the assessment or collection of any Taxes is pending or proposed in writing against Seller or as to the Acquired Assets, and no deficiency, assessment or other claim in writing for any Taxes has been asserted or made against Seller or as to the Acquired Assets that has not been fully paid or finally settled. Seller, and any Affiliate of Seller that owns any of the Acquired Assets on or before the Closing Date, have timely filed all required Tax returns due (after taking into account extensions duly obtained) on or before the Closing Date, and all Taxes due on or before the Closing Date have been paid, provided for in reserves, properly protested or will be so paid, reserved for or protested, except where the failure to take any action set forth in this sentence would not result in any Security Interest on the Acquired Assets other than a Permitted Lien, would not materially adversely affect the Business and would not result in the Buyer becoming liable therefor.

         Section 3.10. Leased Property. Schedule 3.10 lists and describes briefly all real property leased or subleased to Seller. Except as set forth on
Schedule 3.10, all such leases and subleases may be assigned by Seller. Seller has delivered or made available to Buyer correct and complete copies of the leases and subleases and title insurance policies listed in Schedule 3.10 (as amended to date). With respect to each lease and sublease listed in Schedule 3.10: (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect against Seller in all material respects; (ii) all rent and other amounts payable to date have been paid and Seller is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) to the Knowledge of Seller there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (iv) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (v) all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

      Section 3.11.        Intellectual Property.

                  (a) Except as disclosed on Schedule 3.11(a) of this Agreement, to the Knowledge of Seller after due inquiry, neither Seller's nor any of its Affiliates' use of the Intellectual Property included in the Acquired Assets has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect. None of the Seller or any of its Affiliates, the Trustee, the officers of Seller, or the directors or officers of Trustee have ever received any charge, complaint, claim, demand, or notice alleging any material interference, infringement, misappropriation, or violation of an Intellectual Property right of any third party (including any claim that Seller, or as it relates to the Business, any Affiliates of Seller, must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller or any of its Affiliates, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Business in any material respect.

                  (b) Other than Seller Corporate Names, Schedule 3.11(b) identifies each: (i) patent, trademark or copyright (whether foreign or domestic) which has been issued to or registered in the name of Seller or is beneficially owned by Seller with respect to any of its Intellectual Property;
(ii) pending patent, trademark or copyright application or application for registration (whether foreign or domestic) which Seller has made or which has been made for the benefit of Seller with respect to any of its Intellectual Property; (iii) license, sublicense, agreement, or other contract or other permission, whether written or oral, pursuant to which Seller has granted to any other party any rights with respect to any of its Intellectual Property (together with any exceptions); and (iv) material unregistered copyright, trademark, logo, or symbol with respect to any of its Intellectual Property (collectively, "Seller Intellectual Property"). Schedule 3.11(b) identifies the owner of all Seller Intellectual Property and the nature of Seller's interest therein if Seller is not the owner. Seller has delivered or made available to Buyer correct and complete copies of all patents, trademarks, copyrights, registrations, applications, licenses, agreements, and permissions (as amended to date) itemized in Schedule 3.11(b).

                  (c) With respect to each item of Seller Intellectual Property, except as set forth in Schedule 3.11(c):

                           (i) Seller  possesses all right,  title, and interest
in and to, or has the right to use, without payment to any Person, the item, free and clear of any Security Interest (other than Permitted Liens), license, or other restriction, including without limitation all rights to the names ScanArray and QuantArray. Seller has used the trade names SpotArray and Array Informatics in the Business and has the common law rights to use SpotArray and ArrayInformatics as have arisen as a result of such use;

                           (ii) Each  application,  registration  or  grant is
valid, subsisting, in proper form and enforceable, and has been duly maintained;

                           (iii) The  Person  designated  as  the owner of each
item on Schedule 3.11(b) currently is listed in the records of the appropriate United States governmental body as the sole owner of record of each application, registration and grant;

                           (iv) To  the  Knowledge  of  Seller the  item is not
subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (v) The  item  has  not  lapsed,  expired  or  been
abandoned;

                           (vi) No action,  suit, proceeding,  hearing, charge,
complaint, claim, or demand is pending before any Authority or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item or application, registration or grant therefor; and

                           (vii) Seller  has  not  agreed  to  indemnify  any
Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Other than as identified on Schedule 3.11(b), Schedule 3.11(d) identifies each item of Intellectual Property that any other party owns and that Seller uses pursuant to a license, sublicense, agreement, or other form of valid permission. With respect to each item of Intellectual Property required to be identified in Schedule 3.11(d):

                           (i) The license, sublicense, agreement, or permission
covering the item is, with respect to Seller, legal, valid, binding, enforceable, and in full force and effect in all material respects and, with respect to the other party or parties thereto, is, to the Knowledge of Seller, legal, valid, binding, enforceable, and in full force and effect in all material respects;

                           (ii) No  party  to the  license,  sublicense,
agreement, or permission is in material breach or default, and, to the Knowledge of Seller, no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                           (iii) No party to the license, sublicense, agreement,
or permission has repudiated any material provision thereof; and

                           (iv) Other than as  set forth in  Schedule  3.11(d),
Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (e) Other than as to Seller Corporate Names, the Intellectual Property included in the Acquired Assets constitutes all of the Intellectual Property used in or necessary for the conduct of the Business as currently conducted.

         Section 3.12. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Seller owns, leases or uses in the Business are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

         Section 3.13. Inventory. The inventory of Seller to be purchased by Buyer as Acquired Assets consists of raw materials, work-in-progress, supplies and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured and none of which is slow moving, obsolete, damaged or defective, subject to the reserve for inventory writedown reflected in the inventory account in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with Past custom and practice.

         Section 3.14. Contracts. Schedule 3.14 lists the following contracts and other arrangements, commitments or agreements to which Seller is a party or to which it or any of the Acquired Assets is bound:

                  (a) Any written agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                  (b) Any written agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (c) Any written agreement concerning a partnership or joint venture;

                  (d) Any written agreement (or group of related agreements) under which Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000; or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) Any  written  agreement  concerning   confidentiality  or
noncompetition, other than the standard form agreements contained in Seller's employee manual furnished to Buyer;

                  (f) Any agreement involving any beneficiary or trustee of Seller or their Affiliates (other than Seller);

                  (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of Seller's current or former directors, officers, or employees;

                  (h) Any agreement for the employment or consultancy of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or for periods greater than one year or providing material severance benefits;

                  (i) Any agreement under which Seller has advanced or loaned (or agreed to advance or loan) any amount to any of its directors, officers, or employees;

                  (j) Any written agreement under which the consequences of a default or termination could have a Seller Material Adverse Effect;

                  (k) Any other written agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000; or

                  (l) Any other material written agreement or material group of related written agreements not cancelable by Seller in 30 days or less without premium or penalty.

         Seller has delivered or made available to Buyer a correct and complete copy of each agreement listed in Schedule 3.14 (as amended to date). Except as set forth on Schedule 3.14, with respect to each such agreement that is to be assigned to Buyer pursuant to the terms of this Agreement: (A) the agreement is assignable without the consent of any other Person, and is legal, valid, binding, enforceable, and in full force and effect in all material respects against Seller and, to the Knowledge of Seller, against the other party(ies) thereto; (B) Seller is not, and to the Knowledge of Seller no other party is, in material breach or default, and, to the Knowledge Seller, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated in writing any material provision of the agreement or has expressed in writing an intent to so repudiate.

         Section 3.15. Insurance. Schedule 3.15 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, product liability, and workers' compensation coverage and bond and surety arrangements, but excluding directors and officers liability insurance) with respect to which Seller is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) The name, address, and telephone number of the agent;

                  (b) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) The policy number and the period of coverage; and

                  (d) The scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount of coverage.

         With respect to each such insurance  policy to the Knowledge of Seller:
(i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Seller nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and
(iii) no party to the policy has repudiated any material provision thereof. Such insurance policies listed and described on Schedule 3.15 include all insurance coverage that Seller is required to have in place pursuant to license agreements or any other contracts or agreements, and each such policy is in full force and effect for the amounts and types of coverage and for the insured parties as required by such agreements or contracts.

         Section 3.16. Litigation. Schedule 3.16 sets forth each instance in which Seller (or to the extent related to the Business, any of Seller's Affiliates): (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge pending before any Authority; or (b) is a party or, to the Knowledge of Seller or any Affiliate of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Authority, arbitrator or mediator.

         Section 3.17. Product Warranty. Substantially all of the products of the Business manufactured, sold, leased, and delivered by Seller have conformed in all material respects with all applicable contractual commitments and all express and implied warranties and government regulations and Seller has no material Liability for replacement or repair of defective products or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with Past custom and practice. All of the products manufactured, sold, leased, and delivered by Seller are subject to standard terms and conditions of sale or lease.

         Section 3.18. Product Liability. Neither Seller nor any Affiliate of Seller has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered in connection with the Business.

         Section 3.19. Employees. Schedule 3.19 hereto lists all of the employees of Seller or its Affiliates who are engaged primarily in the Business as of the Closing Date, including for each such employee (i) their date of hire,
(ii) compensation, (iii) position, and (iv) employer if other than Seller. Except as disclosed in Schedule 3.19, to the Knowledge of Seller or its Affiliates engaged primarily in the Business, no executive, key employee, or significant group of employees plans to terminate employment with Seller during the next 12 months. Except as disclosed in Schedule 3.19, there currently exists no contract, agreement, understanding or arrangement with Seller pursuant to which any current or former employee of Seller has or, upon termination of employment by Seller or Buyer or upon the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, would have any right to severance, termination, change in control or other similar payments. Seller is not a party to or bound by any collective bargaining agreement or any arrangement with or commitment to any labor union or guild, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Seller has not committed any material unfair labor practice. To the Knowledge of Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

         Section 3.20. Employee Benefits. Schedule 3.20 sets forth a complete and accurate list of (i) all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multiemployer plans and all multiple employer welfare arrangements (as defined in Sections 3(3), (1),
(2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) all equity-based plans, arrangements or agreements, which are currently maintained and/or sponsored by Seller and in which employees of Seller participate (collectively, the "Plans"). Those Plans that are identified in (i) above are known as "ERISA Plans." Those Plans that are subject to Title IV of ERISA are known as "Title IV Plans." Schedule 3.20 sets forth each plan or arrangement that would have been an employee pension or welfare benefit plan but for its termination within the past three years.
Schedule 3.20 sets forth any Title IV Plans that within the last six (6) years have been maintained, contributed to and/or sponsored by Seller or any other entity which together with the Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate").

         Seller has heretofore delivered or made available to Buyer to the extent reasonably available, true, correct and complete copies of (i) each of the Plans, (ii) to the extent applicable, the actuarial report for each Plan for the last three years, (iii) to the extent applicable, the most recent determination letter from the IRS for each Plan, (iv) the current summary plan description and any summaries of material modification, (v) all annual reports (Forms 5500 series) for each Plan filed for the preceding three plan years, (vi) all agreements with fiduciaries and service providers relating to any Plan that is an Assumed Liability and (vii) all substantive correspondence relating to any such Plan from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency to the extent such correspondence relates to an Assumed Liability.

         Except as set forth in Schedule 3.20, all Plans have been operated and administered and are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and in accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code, have been determined by the IRS to be so qualified. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired. None of: (i) any beneficiary or trustee of Seller; (ii) any Plan; or (iii) Seller or ERISA Affiliate has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA for which an exemption is not available. Neither Seller, nor any ERISA Affiliate, has ever sponsored a Plan subject to Title IV of ERISA or which has incurred an accumulated funding deficiency (whether or not waived), as defined in Section 412(a) of the Code and Section 302(a)(2) of ERISA; and Seller does not currently have (nor at the Closing Date will it have) any direct or indirect liability whatsoever (including, without limitation, being subject to any statutory lien to secure payment of any such liability), with respect to any such Plan, or to the IRS for any tax or penalty with respect to any plan sponsored by Seller or any ERISA Affiliate of Seller and except as set forth on
Schedule 3.20, neither Seller nor any ERISA Affiliate currently has (or at the Closing Date will have or previously had) any obligation whatsoever to contribute to, nor has any withdrawal liability (whether or not yet assessed) arising under or capable of assertion under any "multiemployer pension plan" (as defined in ERISA Section 4001(a)(3)) or Title IV of ERISA (including, without limitation, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred directly or indirectly by Seller. Further, except as set forth on Schedule 3.20:

                  (a) There have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without notice to and issuance of a favorable determination letter by the IRS;

                  (b) There is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding and, to the Knowledge of Seller, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or any disputed claim, settlement or adjudication (other than routine claims for benefits) with respect to any fiduciary, administrator, party in interest or sponsor thereof (in their capacities as such);

                  (c) The Most Recent Balance Sheet reflects the approximate total pension, medical and other benefit expense for all Plans as of the date thereof, and no funding changes or irregularities not reflected thereon would cause such Seller Financial Statements to be inaccurate;

                  (d) Seller, and with respect to the Business, the Affiliates and ERISA Affiliates of Seller, have paid to each Plan or properly accrued on the Seller's financial statements all contributions or other amounts payable with respect to such Plan prior to the Closing Date by the terms of such Plan, by any statute, regulation or other governmental authority, or by any collective bargaining agreement or other agreement in accordance with GAAP (to the extent applicable) and, if applicable, Section 412 of the Code; and

                  (e) Neither Seller nor any ERISA Affiliate has any liability under any Plan that is an employee welfare benefit plan (as defined in ERISA
Section 3(1)) or under any individual arrangement or agreement for benefits for any former employee or for any current employee beyond their retirement or other termination of employment (to the extent any of the foregoing is an Assumed Liability), other than as required by ERISA Sections 601-608.

                  (f) To the extent any Plan is an Assumed Liability, such Plan could be terminated as of the Closing Date without any material liability;

                  (g) To the extent a Plan or any payments described in this subparagraph (g) are an Assumed Liability, no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Seller or any ERISA Affiliate that would not be deductible under Code Section 162(a)(1), 162(m) or 404; and

                  (h) No Title IV Plan sponsored by the Seller or its ERISA Affiliates has experienced a "reportable event" (as such term ins defined in Section 4043 of ERISA) that is not subject to an administrative or statutory waiver from this reporting requirement.

         Except as set forth in Schedule 3.20 and only for any Plan or payment or obligation described in this paragraph that is an Assumed Liability, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (a) restrict or prohibit Seller or any ERISA Affiliate from amending or terminating any Plan, (b) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, officer or employee of Seller or an ERISA Affiliate under any Plan or otherwise, (c) materially increase any benefits otherwise payable under any Plan, (d) result in any acceleration of the time of payment or vesting of any benefits under an Plan or otherwise, or (e) affect the calculation of the value of any benefits pursuant to any Plan or otherwise.

         Section 3.21.     Environment, Health and Safety.

                  (a) Seller and its predecessors and Affiliates: (i) have complied with the Environmental, Health and Safety Laws in all material respects in connection with the Business as conducted by Seller and its Affiliates (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply); (ii) have obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other governmental authorizations which are required under the Environmental, Health and Safety Laws for the Business as conducted by Seller and its Affiliates; and (iii) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health and Safety Laws required for the Business as conducted by Seller and its Affiliates.

                  (b) In connection with the Business, Seller has no Liability under Environmental, Health and Safety Laws and Seller and its predecessors and Affiliates have not handled or disposed of any substance, treated, handled, generated, stored transported, disposed of, or arranged for the disposal of any Hazardous Material, exposed any employee or other individual to any Hazardous Material or condition, or owned or operated any property of facility in any manner that could give rise to any Liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Laws.

                  (c) All properties and equipment used in the Business by Seller and its respective predecessors and Affiliates have been free of
asbestos,       PCB'S,       methylene       chloride,        trichloroethylene,
1,2-transdichloroethylene, dioxins, dibenzofurans, petroleum products and any other Hazardous Materials.

         Section 3.22. Certain Business Relationships With Seller. Except as set forth on Schedule 3.22 to this Agreement, no trustee, beneficiary, director, officer or shareholder of Seller nor any of their respective Affiliates has been involved in any business arrangement or relationship with Seller within the past 12 months, nor owns any asset, tangible or intangible, which is used in the Business.

         Section 3.23. Accounts Receivable. All accounts receivable of Seller arose in the Ordinary Course of Business from bona fide transactions, are reflected properly on Seller's books and records, and are collectible, subject only to the reserve for bad debts set forth in the Most Recent Balance Sheet. Prior to the Closing, Seller shall utilize commercially reasonable efforts to collect outstanding accounts receivable consistent with past custom and practice.

         Section 3.24. Licenses and Permits. The Acquired Assets include all domestic and governmental licenses and permits necessary to conduct the Business as presently conducted. All of such licenses and permits are in full force and effect. Except as set forth in Schedule 3.24, all such licenses and permits are freely transferable to Buyer by Seller or its Affiliates. No proceeding is pending, or to the Knowledge of Seller and its Affiliates, threatened regarding the revocation or limitation of any such governmental license or permit and, to the Knowledge of Seller and its Affiliates, there is no basis or grounds for any such revocation or limitation.

         Section 3.25. Undisclosed Liabilities. Seller has no Liability (and, to the Knowledge of Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected on the face of the Most Recent Balance Sheet (rather than in any notes thereto),
(ii) Liabilities which have arisen after the Most Recent Statement Date in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities incurred in connection with the transactions contemplated by this Agreement.

         Section 3.26. Books and Records. All accounts, books, ledgers and official and other records of Seller and, with respect to the Business, its Affiliates, have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained therein.

         Section 3.27. Investment. Seller is acquiring its interest in the shares of Buyer Common Stock issued pursuant to this Agreement for its own account for investment and not with a view to, or for the sale in connection with, any distribution of its interest, except in compliance with applicable state and federal securities laws. Seller has been provided, to its satisfaction, the opportunity to discuss the transactions contemplated hereby with Buyer and has had the opportunity to obtain such information pertaining to Buyer as has been requested, including, but not limited to, the Buyer SEC Reports. Seller is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Seller has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the shares of Buyer Common Stock. Seller acknowledges and understands that such shares of Buyer Common Stock have not been registered under the Securities Act and understands that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

         Section 3.28. Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.


                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and Trustee that each of the statements set forth below (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), provided that if the Closing does not occur, Buyer shall not be deemed to have made (and shall not be liable to Seller, Trustee or anyone else for) the representation and warranty set forth in this clause (ii). Such representations, warranties, covenants and agreements have constituted a material inducement to Seller to enter into this Agreement, to enter into the other Transaction Documents to which it has become a party, to sell the Acquired Assets sold by it pursuant to this Agreement and to consummate the other transactions contemplated by this Agreement and by all other Transaction Documents.

         Section 4.1. Organization of Buyer. Buyer is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware.

         Section 4.2. Authorization of Transaction and Financial Status. Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement or under any other Transaction Document. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). Buyer has and will have at Closing all of the necessary financial resources to consummate the transactions contemplated by this Agreement. Buyer has accurately disclosed to Seller the source or sources of funds to be used to consummate the transactions contemplated by this Agreement.

         Section 4.3. Noncontravention. Except as otherwise provided in this Agreement, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 of this Agreement), will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which Buyer is subject or any provision of its certificate of formation or operating agreement; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Except as otherwise provided in this Agreement, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 of this Agreement).

         Section 4.4. Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         Section 4.5.  Capitalization of Buyer.

                  (a) The authorized capital stock of Buyer consists of (i) 200,000,000 shares of Buyer Common Stock, of which 62,069,535 shares are issued and outstanding as of August 17, 2000, and (ii) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Buyer Common Stock are, and all of the shares of Buyer Common Stock to be issued pursuant to Section 2.3 of this Agreement (when issued in accordance with the terms of this Agreement) will be, duly and validly issued and outstanding and fully paid and nonassessable. Except as set forth in
Schedule 4.5, none of the outstanding shares of Buyer Common Stock has been, and none of the shares of Buyer Common Stock to be issued pursuant to Section 2.3 of this Agreement will be, issued in violation of any preemptive rights of the current or past stockholders of Buyer.

                  (b)  Except  as set  forth in  Section  4.5(a),  in Buyer  SEC
Reports or as set forth in Schedule 4.5, there are no shares of capital stock or other equity securities of Buyer outstanding or any outstanding arrangements, calls, commitments, agreements, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of Buyer or by which Buyer is or may be bound to issue additional shares of, or any rights with respect to, its capital stock.

                  (c) Except as provided in that certain Stockholders' Agreement, dated as of March 4, 1997, by and among Buyer, Merrill Lynch KECALP L.P. 1994, KECALP Inc., the Management Investors listed in Schedule 1 thereto, the Non-Management Investors listed in Schedule 2 thereto and Stonington Capital Appreciation 1994 Fund, L.P. (as amended by Amendment No. 1 thereto dated as of June 2, 1997, Amendment No. 2 thereto dated as of January 23, 1998 and Amendment No. 3 thereto dated as of March 31, 1998), Buyer has not granted to any person any rights to cause Buyer to register under the Securities Act (or any rights to include in any registration statement filed by Buyer under the Securities Act)
(i) any shares of Buyer's capital stock or (ii) any securities or other instruments convertible into, exchangeable for or exercisable for shares of Buyer's capital stock.

         Section 4.6.  SEC Filings; Financial Statements.

                  (a) Buyer has timely filed and made available to Seller all forms, proxy statements, registration statements, reports, schedules, and other documents required to be filed by Buyer with the SEC pursuant to federal securities laws (including the rules and regulations of the SEC) since December 31, 1997 (the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the federal securities laws (including the rules and regulations of the SEC) and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. No subsidiary of Buyer is required to file any reports or other documents with the SEC pursuant to federal securities laws (including the rules and regulations of the SEC).

                  (b) Each of (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of June 30, 2000 and as of December 31, 1999, and the related statements of income, stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 2000 and for each of the three fiscal years ended December 31, 1997, 1998, and 1999, as filed by Buyer in the Buyer SEC Reports, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, stockholders' equity, and cash flows (including related notes and schedules, if any) included in any documents filed with the SEC pursuant to federal securities laws (including the rules and regulations of the SEC) with respect to periods ended subsequent to June 30, 2000 (collectively, the "Buyer Financial Statements"), complied as to form in all material respects with federal securities laws (including the rules and regulations of the SEC), was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Buyer and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         Section 4.7. Events Subsequent to June 30, 2000. Except as set forth on
Schedule 4.7, since June 30, 2000 there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

        Section 4.8. Legal Compliance. Buyer and it subsidiaries have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, except where the failure to comply would not have a Buyer Material Adverse Effect.

         Section 4.9. Undisclosed Liabilities. Buyer has no material Liability (and, to the Knowledge of Buyer, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability), except for (i) Liabilities reflected on the face of or in any notes to the consolidated balance sheet of Buyer as of June 30, 2000 included in the Buyer Financial Statements,
(ii) Liabilities which have arisen after June 30, 2000 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (iii) Liabilities incurred in connection with the transactions contemplated by this Agreement and (iv) as set forth on
Schedule 4.9.

         Section 4.10. Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.


                                    SECTION 5
                                    COVENANTS

         Section 5.1.  Covenants Pending Closing.

                  (a) (i) Prior to the Closing, Buyer shall be entitled, through its employees and representatives, to make such investigations and examinations of Seller, its books and records, business, and assets as Buyer may reasonably request for the sole purpose of verifying the representations and warranties of Seller and Trustee as contained in this Agreement. Seller shall furnish Buyer and its representatives during such period with information concerning the Business and Acquired Assets as Buyer or such representatives may reasonably request and cause Seller's trustees, beneficiaries, officers, employees, consultants, agents, accountants, and attorneys to cooperate with Buyer and such representatives. Any such investigations and examinations shall be conducted at reasonable times, under reasonable circumstances, during normal business hours, and at the normal place of Seller's business.

                      (ii) Prior to the Closing, Seller shall be entitled,
through its employees and representatives, to make such investigations and examinations of Buyer, its books and records, business, and assets as Seller may reasonably request for the sole purpose of verifying the representations and warranties of Buyer as contained in this Agreement. Buyer shall furnish Seller and its representatives during such period with information concerning Buyer as Seller or such representatives may reasonably request and cause Buyer's officers, employees, consultants, agents, accountants, and attorneys to cooperate with Seller and such representatives. Any such investigations and examinations shall be conducted at reasonable times, under reasonable circumstances, during normal business hours, and at the normal place of Buyer's business.

                  (b) From the date of this Agreement through the Closing Date, except as otherwise contemplated in this Agreement, or as previously approved by Buyer or included in a business plan approved by Buyer, Seller shall conduct its business only in the ordinary course and consistent with its prior practices, shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation or that vary materially from those in use as of the date hereof. In addition, Seller shall use its reasonable efforts: (i) to preserve the Business and organization of Seller intact; (ii) to keep available to the Business the services of the present officers, employees, agents, and independent contractors employed or engaged primarily in the Business or that provide services to the operation of the Business; (iii) to preserve for the benefit of Buyer the goodwill of Seller's suppliers, customers, licensors, distributors of Seller's catalogs and others having business relations with it; and (iv) to cooperate with Buyer and use reasonable efforts to assist Buyer in obtaining the consent of any note holder, licensor, distributors, or other party to any agreement with Seller or its Affiliates where the consent of such other party may be required or advisable by reason of the transactions contemplated in this Agreement or in the Transaction Documents. Without limiting the generality of the foregoing, prior to the Closing, Seller shall not, without Buyer's prior written approval, amend or propose to amend its Declaration of Trust or take any action or enter into any transaction of the sort described in Section 3.7, or which would cause any representation or warranty made in Section 3.7 to be untrue.

                  (c) From the date hereof through the Closing Date, Seller and its Affiliates shall: (i) maintain in force (including necessary renewals thereof) the insurance policies currently in effect, except to the extent that they may be replaced with equivalent policies appropriate to insure the Acquired Assets and Business, to the same extent as currently insured; (ii) comply in all material respects with all agreements related to the Business; (iii) duly and timely file all tax returns related to the Business required to be filed with Authorities and duly observe and conform, in all material respects, to all applicable laws and orders related to the Business; and (iv) notify Buyer of any lawsuit, claim, proceeding, or investigation that after the date hereof is threatened or commenced against Seller or related to the Business.

                  (d) Unless and until this Agreement shall be terminated, Seller and its Affiliates shall not, nor shall any of them cause, suffer, or permit their respective beneficiaries, trustees, directors, officers, employees, representatives, agents, accountants, or attorneys to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any person, or provide any confidential information or data to any person, with respect to any acquisition, business combination or purchase of all or substantially all of the outstanding shares or assets, or any significant asset of Seller, or any direct or indirect equity interest in Seller or otherwise facilitate any effort or attempt to seek any of the foregoing. Furthermore, Seller shall immediately terminate any existing activities, discussions, or negotiations with any person other than Buyer with respect to any of the foregoing.

                  (e) Each Party shall cooperate in obtaining all required consents, audits, and completion of other transactions contemplated to have occurred as of the Closing and to use reasonable efforts to cause the fulfillment of the conditions to the other Party's obligation to consummate the transactions contemplated hereby. Each Party's representations and warranties contained in this Agreement and in all Schedules delivered by such Party hereunder shall be updated to the Closing Date (except for representations and warranties that speak as of a specific date) by such Party and delivered to the other Party(ies); provided that such updates shall be for information purposes only and shall not alter or modify the representations made pursuant to Sections 3 or 4 of this Agreement.

                  (f) Each Party will give to the other prompt written notice of any material adverse change in any fact respecting which a representation or warranty has been made by it in this Agreement.

                  (g) Seller and Buyer shall file any information and documents that remain to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") as promptly as practicable at such time as such items are required to be filed, if any. The parties hereby agree to (i) cooperate with each other in connection with such HSR Act filings, which cooperation shall include, without limitation, furnishing the other with any information or documents that may be reasonably required in connection with such filings; (ii) promptly file, after any request by the Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (iii) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

                  (h) Nothing in this Section 5.1 is intended, or shall be construed, to modify or expand the representation and warranties of Seller under
Section 3 of this Agreement.

                  (i) Prior to and after Closing, Buyer, Seller and Trustee shall be bound by the terms and conditions of any written agreement to which Buyer or Seller or Trustee is a party concerning the confidential treatment of any information or materials of either Party.

         Section 5.2.  Post-Closing Covenants.

                  (a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 of this Agreement). Seller and its Affiliates shall provide Buyer such assistance as necessary (including completion of an audit of the Business by Seller's outside auditors, the cost of which shall be shared equally by Buyer and Seller) to allow Buyer to prepare and file any forms that may be required by the SEC, including, without limitation, a Form 8-K.

                  (b) Confidentiality. Following the Closing, Seller and Trustee will, and will cause their respective Affiliates, beneficiaries, trustees, directors, officers and employees to, treat and hold confidential all of the Confidential Information and all terms of the transactions contemplated by the Transaction Documents, refrain from using any of the Confidential Information or such transactional terms except in connection with this Agreement (or as required to be disclosed to taxing authorities in connection with the payment of taxes or as required to be disclosed in filings made with the SEC or similar Canadian Authorities) and shall deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession (except for copies of such Confidential Information as may be required to be retained in connection with the payment of taxes or the preparation of filings with the SEC or similar Canadian Authorities). In the event that Seller or Trustee or their respective beneficiaries, trustees, directors, officers or employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information or any terms of the transactions contemplated by the Transaction Documents, then Seller or Trustee, as the case may be, will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2(b). If, in the absence of a protective order or the receipt of a waiver, Seller or Trustee, as the case may be, is, or their respective beneficiaries, trustees, directors, officers or employees are, on the advice of counsel, compelled to disclose any Confidential Information or any terms of the transactions contemplated by the Transaction Documents to any tribunal or else stand liable for contempt, then Seller or Trustee or such beneficiaries, trustees, directors, officers or employees may disclose such Confidential Information or such transaction terms to the tribunal; provided, however, that the disclosing Person shall use its reasonable best efforts to obtain, at the expense and reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information or transaction terms required to be disclosed as Buyer shall designate.

                  (c) Records. Buyer shall preserve and retain the corporate, accounting, legal, and other records of Seller and the Business that shall come into Buyer's possession as a result of the transactions contemplated by this Agreement for a period of not less than three years from the Closing Date and give reasonable access to Trustee, and their auditors, counsel, and other authorized representatives for the purpose of preparing or defending Tax returns or for other reasonable business purposes.

                  (d) Employees.

                           (i)  As  of  Closing,  all  employees  identified on
Schedule 3.19 hereto who as of such date are hired by the Buyer ("Hired Employees") shall be terminated by Seller and shall cease to participate in any Plan sponsored by Seller or any Affiliate of Seller (except as permitted under the terms of such Plans). Buyer will provide all Hired Employees with medical and other welfare benefits as deemed appropriate by Buyer in its sole discretion (Seller shall have no obligation of any nature whatsoever for any such medical and other welfare benefits for any period after Closing other than obligations under COBRA or under the terms of Seller's Plans). Notwithstanding the foregoing, Buyer will give Hired Employees credit for their employment with Seller for purposes of Buyer's vacation, sick pay and short-term disability policies, retirement plans, and other benefit plans (but not benefit accrued service under any defined benefit pension plan). Buyer will assume Seller's accrued vacation pay and will provide such accrued vacation pay to the Hired Employees on the same basis as under Seller's vacation policy. Notwithstanding the foregoing, nothing herein shall prevent Buyer from terminating the employment of any Hired Employee or modifying or terminating such medical and other welfare benefits from time to time.

                           (ii)  For  notices  and  payments related  to events
occurring prior to the Closing Date, Seller and its ERISA Affiliates shall be responsible for any notices required to be given to employees of the Business pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), COBRA and/or Section 402(f) of the Code ("Rollover Notice"), and for any payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws. Buyer shall be responsible for providing any notice required to be given to employees pursuant to WARN, and shall indemnify and hold the Seller harmless from and against any and all Adverse Consequences with respect to or arising out of a layoff or plant closing relating to the Business that occurs on or after the Closing Date.

                           (iii)  Seller  and  Buyer  acknowledge  that  all
contributions to the medical and dependent care reimbursement flexible spending accounts maintained by Seller with respect to Hired Employees of the Business shall cease as of the Closing Date. Such Hired Employees shall be eligible, in accordance with the terms of said medical and dependent care reimbursement flexible spending accounts, to submit on or before March 31, 2001 claims for reimbursement of expenses incurred prior to the Closing Date.

                           (iv)  Buyer  shall  not  adopt,  assume or otherwise
become responsible for, either primarily or as a successor employer, any liabilities of any Plans as defined in Section 3.20 of this Agreement.

                           (v)  All  stock  options  and  other forms of equity-
based compensation granted by Seller or any Affiliate of Seller to Hired Employees shall fully vest immediately prior to the Closing Date and the terms of such options or equity-based compensation awards shall allow for exercise or sale of the same within a period of not less than thirty (30) days following the Closing Date.

                           (vi)  Seller  agrees  that  Hired  Employees shall be
eligible to rollover from the 401(k) plan maintained by Seller to the 401(k) plan maintained by Buyer their account balances, if any, under Seller's 401(k) plan, that any such rollover may include any promissory note representing a loan from Seller's 401(k) plan, and, to the extent permitted by law, any such rollover of a promissory note from Seller's 401(k) plan to Buyer's 401(k) plan shall not be reported as deemed distributions from Seller's 401(k) plan.

                           (vii)  Seller  agrees  to make tuition reimbursements
in accordance with its tuition reimbursement plan in effect as of the Closing Date to Hired Employees who as of the Closing Date have applied for tuition reimbursement thereunder or have enrolled in courses for which reimbursement would otherwise be available thereunder had such Hired Employees continued employment with Seller.

                           (viii)  From and after Closing, Buyer shall be solely
responsible for all costs, taxes (all types), charges, liabilities, and termination and severance benefits (if any), of any nature incurred with respect to the employment or termination of a Hired Employee after the Closing Date.

         Section 5.3. Indemnification Provisions for the Benefit of Buyer.

                  (a) In the event Seller or Trustee breaches any of its representations, warranties, and covenants contained in this Agreement, and a Buyer Indemnified Party (as defined below) makes a written claim for indemnification against any of Seller or Trustee then, each of Seller and Trustee agree jointly and severally to indemnify Buyer, its members, Affiliates and agents and their respective officers, directors and employees (collectively, the "Buyer Indemnified Parties," and individually a "Buyer Indemnified Party") from and against the Adverse Consequences any Buyer Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such breach.

                  (b) Each of Seller and Trustee agrees, jointly and severally, to indemnify Buyer Indemnified Parties from and against the entirety of any Adverse Consequences Buyer Indemnified Party may suffer resulting from, arising out of, relating to or caused by reason of: (i) any liability or obligation of Seller or any Affiliate of Seller which is not an Assumed Liability (including any liability of Seller for Taxes that becomes a liability of Buyer under any Tax or bulk transfer law of any jurisdictions, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); (ii) the claims of any broker or finder engaged or alleged to have been engaged by Seller or Trustee or any Affiliate of either; (iii) the BioDiscovery matter described on Schedule 3.16; or (iv) any failure on the part of Seller and Trustee to convey to Buyer the right, title and interest that Seller, Trustee or any Affiliate of Seller has in and to the Acquired Assets.

                  (c) All of the covenants, representations, warranties and indemnification obligations of Seller and/or Trustee: (i) other than under
Section 3.9,  Section 3.20,  Section  3.21,  Section 5.2,  Section  5.3(b)(iii),
Section 5.3(b)(iv) and Section 8, shall survive the Closing and continue in full force and effect only until the first anniversary of the Closing Date; (ii) contained in Section 3.9, Section 3.20 and Section 3.21 shall survive the Closing and continue in full force and effect for so long as any Authority may bring a claim with respect to such matters; and (iii) contained in Section 5.2,
Section 5.3(b)(iii), Section 5.3(b)(iv) or Section 8 shall survive the Closing for the periods specified therein or, if no periods are specified therein, for the applicable statute of limitations period. No claim for indemnification under this Section 5.3 shall be brought by any Buyer Indemnified Party after the time periods specified in the immediately preceding sentence, provided that the foregoing time limitations shall not limit Buyer's indemnification rights with respect to any claim properly made within such time limitations.

                  (d) Notwithstanding the provisions of this Section 5.3, (i) neither Seller nor Trustee shall have any liability under this Section 5.3 unless and until the amount of the aggregate indemnification obligations exceeds Five Hundred Thousand Dollars ($500,000) (the "Threshold"), whereupon Seller and Trustee shall jointly and severally indemnify, defend, protect and hold harmless the Buyer Indemnified Parties for the amount of all Adverse Consequences under this Section 5.3 solely to the extent that such Adverse Consequences exceed the Threshold, and (ii) the aggregate amount of the Seller and Trustee's liability under this Section 5.3 shall not exceed the amount of twenty percent (20%) of the total Purchase Price. The immediately preceding sentence shall not apply to any matter covered by Section 5.3(b)(iii) or Section 5.3(b)(iv).

                  (e) The  obligations  of Seller and Trustee under this Section
5.3 and Section 2.4 shall be guaranteed by GSI Lumonics Inc., a New Brunswick corporation, in accordance with the terms and conditions of the Parent Guarantee.

                  (f) The  obligations  of Seller and Trustee under this Section
5.3 and the obligations of Parent under the Parent Guarantee may be paid at Seller's option in either (i) cash or (ii) a combination of one-third (1/3) cash and two-thirds (2/3) Buyer Common Stock (valued at the Average Closing Price but in no event valued at less than $17.50 per share).

         Section 5.4. Indemnification Provisions for the Benefit of Trustee and Seller.

                  (a) In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement and a Trustee Indemnified Party (as defined below) makes a written claim for indemnification against Buyer, then, Buyer agrees to indemnify each of Parent, Seller, Trustee and their respective beneficiaries, trustees, officers, directors, employees, Affiliates and agents (collectively, the "Trustee Indemnified Parties"; each a "Trustee Indemnified Party") from and against the entirety of any Adverse Consequences any Trustee Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such breach.

                  (b) Buyer agrees to indemnify the Trustee Indemnified Parties from and against the entirety of any Adverse Consequences any Trustee Indemnified Party may suffer resulting from, arising out of, relating to, or caused by, (i) any Assumed Liability, (ii) Buyer's operation of the Business after the Closing Date (other than as to any liability or obligation of Seller or any Affiliate of Seller which is not an Assumed Liability), or (iii) the claims of any broker or finder engaged or alleged to have been engaged by Buyer or any Affiliate of Buyer.

                  (c) All of the covenants, representations, warranties and indemnification obligations of Buyer: (i) other than under Section 5.2 and
Section 8, shall survive the Closing and continue in full force and effect only until the first anniversary of the Closing Date; and (ii) contained in Section
5.2 or Section 8 shall survive the Closing for the periods specified therein or, if no periods are specified therein, for the applicable statute of limitations period. No claim for indemnification under this Section 5.4 shall be brought by any Seller Indemnified Party after the time periods specified in the immediately preceding sentence, provided that the foregoing time limitations shall not limit Seller's indemnification rights with respect to any claim properly made within such time limitations.

                  (d) Notwithstanding the provisions of this Section 5.4, (i) Buyer shall not have any liability under this Section 5.4 unless and until the amount of the aggregate indemnification obligations exceeds the Threshold, whereupon Buyer shall indemnify, defend, protect and hold harmless the Seller Indemnified Parties for the amount of all Adverse Consequences under this
Section 5.4 solely to the extent that such Adverse Consequences exceed the Threshold, and (ii) the aggregate amount of the Buyer's liability under this
Section 5.4 shall not exceed the amount of twenty percent (20%) of the total Purchase Price.

         Section 5.5.  Indemnification Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under Section 5.3 or Section 5.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby.

                  (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 20 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that: (i) the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; and
(iii) if the named parties to any such Third Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party or one or more other Indemnified Parties, and such Indemnified Party shall have been advised by its counsel in writing that there is a conflict of interest between such Indemnified Party and the Indemnifying Party or any such other Indemnified Party in the conduct of the defense thereof, then in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of a Third Party Claim in the manner provided above in this Subsection 5.5(b), or fails to conduct the defense of a Third Party Claim actively and diligently after such assumption, the Indemnified Party shall have the right to select counsel of his or its choice (and at his or its sole discretion), and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party.

                  (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Subsection 5.5(b) of this Agreement: (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party; and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                  (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Subsection 5.5(b) of this Agreement: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (although the Indemnified Party shall use reasonable efforts to consult with, and obtain prior written consent from, any Indemnifying Party in connection therewith, which consent shall not be unreasonably withheld or delayed); and
(ii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Third Party Claim to the fullest extent provided in this Subsection 5.5(d).

         Section 5.6.  Other Indemnification Matters.

                  (a) In determining the amount of Adverse Consequences for purposes of Sections 5.3, 5.4 and 5.5 of this Agreement, the Parties shall make appropriate adjustments for tax effects and insurance coverage and take into account the time cost of money (using the prime commercial lending rate for Citibank, NA (New York) plus 2% as the discount rate).

                  (b) Except for claims of fraud or intentional misrepresentation, the Parties agree that their respective remedies under Sections 5.3, 5.4, 5.5 and 5.6 of this Agreement are their exclusive remedies under this Agreement (other than Section 8 of this Agreement), including without limitation, any matter based on the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Party contained herein or based on the failure of any covenant, agreement or undertaking herein, and the Parties hereby waive any claims with respect to any other right of contribution or indemnity available on the basis of common law, statute or otherwise beyond the express terms of this Agreement.

                  (c) Notwithstanding any other provision of this Agreement, the liability of any indemnifying party under this Agreement (other than liability under Section 5.3(b)(iii) or Section 5.3(b)(iv)) shall not exceed the actual damages of the party entitled to indemnification and shall not otherwise include incidental, consequential, indirect, special, punitive, exemplary or other similar damages, other than compensatory damages.

                  (d) Any indemnification claim made by an indemnified party under this Section 5 shall be made in writing to the indemnifying party. If a controversy, claim or dispute arises out of, or relating to, any such indemnification claim (the "Dispute"), within thirty (30) days of its receipt of the indemnification claim, the indemnifying party shall notify the indemnified party in writing of the Dispute containing sufficient detail to provide the indemnified party with sufficient notice as to the Dispute (the "Dispute Notice"). The parties agree to use their reasonable efforts to resolve the Dispute through good faith business negotiation, which shall be a condition precedent to the institution of any arbitration proceedings. The good faith business negotiations must take place for at least sixty (60) days after the date that the Dispute Notice is sent to the indemnified party. Any Dispute not resolved during such sixty (60) day period shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the arbitration award may be entered as a final judgment in any court of competent jurisdiction.


                                    SECTION 6
                        CONDITIONS TO OBLIGATION TO CLOSE

         Section 6.1. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the conditions set forth in this Section 6.1.

                  (a) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Seller Material Adverse Effect.

                  (b) Seller shall have procured all of the third party consents specified in Schedule 3.3 at or prior to the Closing.

                  (c) Buyer shall have received from or on behalf of Seller delivery of all the Closing Documents listed in Section 7.1 of this Agreement.

                  (d) Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated, and no action by the DOJ or FTC challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

         Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at the Closing.

         Section 6.2. Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions set forth in this Section 6.2:

                  (a) The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Buyer Material Adverse Effect.

                  (b) Seller shall have received from or on behalf of Buyer delivery of all the Closing Documents listed in Section 7.2 of this Agreement.

                  (c) Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated, and no action by the DOJ or FTC challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

                  (d) Each of Stonington Capital Appreciation 1994 Fund, L.P. and Stonington Partners, Inc. shall have executed and delivered the Registration
 Rights Agreement.

         Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at the Closing.


                                    SECTION 7
                                CLOSING DOCUMENTS

         Section 7.1. Seller Deliveries. Seller shall execute and deliver (or cause the execution and delivery of) the documents itemized in this Section
7.1 to Buyer, prior to or simultaneously with the Closing:

                  (a)   The Bill of Sale.

                  (b)   The Assignment Documents.

                  (c)   Those consents listed on Schedule 3.3.

                  (d)   The following certificates, dated the Closing Date:

                           (i) A certificate of the Secretary of Seller (i) attaching evidence of the approval of the Trustee in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and the Transaction Documents as required by Massachusetts law and the Declaration of Trust of Seller; and (ii) setting forth the incumbency of the officer or officers of Seller who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers.

                           (ii) A certificate of an authorized officer of Seller stating (i) that the conditions specified in Section 6.1(a) and (b) have been fulfilled, and (ii) that except as set forth on Schedule 3.7, since the Most Recent Statement Date there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (e) A sublease for the premises located at 39 Manning Road, Billerica, Massachusetts, 01821 in the form of Exhibit D to this Agreement (the "Sublease").

                  (f) [Intentionally left blank.]

                  (g) A guarantee executed by GSI Lumonics Inc., a New Brunswick
corporation,   in  the  form  of  Exhibit  E  to  this  Agreement  (the  "Parent
Guarantee").

                  (h) A transition services agreement in the form of Exhibit F to this Agreement (the "Transition Services Agreement").

                  (i) A registration rights agreement in the form of Exhibit G to this Agreement (the "Registration Rights Agreement").

                  (j) An opinion of Seller and Trustee's counsel substantially in the form of Exhibit H to this Agreement.

                  (k) Such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, other than as specifically agreed upon in this Agreement.

         Section 7.2. Buyer Deliveries. Buyer shall execute and deliver to Seller (or Seller shall receive from third parties) prior to or simultaneously with the Closing, each of the documents itemized in this Section 7.2.

                  (a) The Assumption.

                  (b) Buyer shall deliver to Seller the payments specified in
Section 2.3 of this Agreement.

                  (c) The following certificates, dated the Closing Date:

                           (i) A certificate of the Secretary of Buyer: (i) attaching resolutions of the Board of Directors of Buyer in connection with the authorization and approval of the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents; and (ii) setting forth the incumbency of the officer or officers of Buyer who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers.

                           (ii) A certificate of an authorized officer of Buyer stating (i) that the condition specified in Section 6.2(a) has been fulfilled, and (ii) that except as set forth on Schedule 4.7, since June 30, 2000 there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (d) The Sublease.

                  (e) The Transition Services Agreement.

                  (f) The Registration Rights Agreement.

                  (g) A valid Massachusetts resale certificate with respect to the inventory of Seller to be purchased by Buyer as Acquired Assets.

                  (h) An opinion of Buyer's counsel substantially in the form of
Exhibit I to this Agreement

                  (i) Such other instruments of assumption as to the Assumed Liabilities as Seller and its counsel have reasonably requested.


                                    SECTION 8
                                 NONCOMPETITION

         Section 8.1. Materiality. Buyer, Seller and Trustee hereby agree that the covenants set forth in this Section 8 are a material and substantial part of the transactions contemplated by this Agreement, and that a portion of the Purchase Price shall be paid for and allocated to the covenants set forth in this Section 8.

         Section 8.2. Prohibited Activities of Seller. Until three years after the Closing Date none of Seller, Trustee or any Affiliate of Seller or Trustee will, anywhere in the world (the "Territory"), unless acting for Buyer or its Affiliates or in accordance with Buyer's prior written consent:

                  (a) (directly or indirectly) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit its, his or her name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory in the Business;

                  (b) Call on or solicit any person who or which is, at that time, or has been within two years prior thereto, a customer of Seller or any predecessor of Seller with respect to any business covered by clause (a) above;

                  (c) Other than as a direct result of a general advertisement for employment, solicit the employment of any Hired Employee while such person is employed by Buyer or any of its Affiliates; or

                  (d) Otherwise attempt to interfere with or disrupt Buyer or its Affiliates in the operation of the Business.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the any Person subject to this Section 8 from acquiring as a passive investment not more than five percent of the outstanding voting capital stock of a competing business.

         Section 8.3. Prohibited Activities of Buyer. Until 18 months after the Closing Date, none of Buyer or any Affiliate of Buyer will solicit the employment of any person who is employed by Parent or any of its Affiliates as of the Closing Date while such person is employed by Parent or any of its Affiliates, except (i) for the Hired Employees or (ii) as a direct result of a general advertisement for employment.

         Section 8.4. Remedies. The Parties hereto acknowledge that (a) the provisions of this Section 8 are reasonable and necessary to protect the legitimate interests of the respective Parties to this Agreement and their respective Affiliates, (b) any violation of this Section 8 will result in irreparable injury and that damages at law would not be reasonable or adequate compensation for a violation of this Section 8 and (c) the Parties hereto shall be entitled to have the provisions of this Section 8 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 8, including, without limitation, estimated future earnings. In the event that the provisions of this Section 8 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

         Section 8.5. Jurisdiction. Buyer, Seller and Trustee intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Section 8 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of Buyer, Seller and Trustee that such determination not bar or in any way adversely affect the Parties' respective rights to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Section 8, such covenants being, for this purpose, severable into diverse and independent covenants.


                                    SECTION 9
                                OTHER AGREEMENTS

         Section 9.1. Press Releases and Public Announcements. Prior to the Closing no Party shall issue any press release or make any public announcement relating to the subject matter or disclose to any third party other than its legal and financial advisers and others who need to know in order to consummate this Agreement or the other Transaction Documents without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         Section 9.2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         Section 9.3. Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior and contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         Section 9.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations under this Agreement).

         Section 9.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         Section 9.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.7. Notices. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

               GSI Lumonics Life Science Trust
               c/o General Scanning, Inc.
               39 Manning Road
               Billerica, Massachusetts 01821
               ATT: Victor Woolley
               Fax: (978) 663-9466

If to Trustee:

               GSI Lumonics Trust, Inc.
               c/o General Scanning, Inc.
               39 Manning Road
               Billerica, Massachusetts 01821
               ATT: Victor Woolley
               Fax: (978) 663-9466

In the case of Seller or Trustee, with a copy to:

                GSI Lumonics Inc.
                Attn:  General Counsel
                105 Schneider Road
                Kanata, Ontario K2K 1Y3
                CANADA
                Fax: (613) 592-7549

and to:

               Timothy R. Damschroder                 J. Vaughan Curtis
               Bodman, Longley & Dahling LLP          Alston & Bird LLP
               110 Miller, Suite 300           AND    1201 West Peachtree Street
               Ann Arbor, Michigan 48104              Atlanta, Georgia 30309
               Fax (734) 930-2494                     Fax: (404) 881-7777

If to Buyer:

               Packard BioScience Company
               800 Research Parkway
               Meriden, CT  06880
               Attn:  Chief Financial Officer
               Fax:  (203) 235-6089

With a copy to:

               Packard BioScience Company
               800 Research Parkway
               Meriden, CT  06880
               Attn:  General Counsel
               Fax:  (203) 235-6089

Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner set forth in this Section.

         Section 9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

         Section 9.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 9.11. Expenses. Except as provided in Section 5.2(a), each of Buyer and Seller will bear its own, and Seller will bear Trustees' costs and expenses (including legal fees and expenses) incurred in connection with this Agreement, the other Transaction Documents and the preparation and negotiation thereof and the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents.

         Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. All monetary amounts referred to in this Agreement are in United States dollars.

         Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

         Section 9.14.  Termination.

                  (a) In the event that the Closing has not occurred on or prior to December 31, 2000, any Party may terminate this Agreement, as long as such Party in not in breach any of the material terms or conditions of this Agreement as of the date that such Party provides the other Party with a written notice of such termination.

                  (b) Any Party may terminate this Agreement on or prior to December 31, 2000, by giving thirty (30) Business Days prior written notice of its intent to terminate to the other Party, without prejudice to any rights or obligations it may have, if any other Party has failed: (i) in the due and timely performance of any of its covenants or agreements under this Agreement or there shall have been a material breach of the other's warranties and representations under this Agreement, in each case that has caused or is reasonably likely to cause a Seller Material Adverse Effect (in the case of a non-performance or breach by Seller or Trustee) or a Buyer Material Adverse Effect (in the case of a non-performance or breach by Buyer); and (ii) to cure such non-performance or breach within such thirty (30) Business Day period. Any notice of intent to terminate under this Section 9.14(b) shall provide the Party receiving such notice with detailed information concerning the non-performance or breach. If the Party receiving notice under this Section 9.14(b) fails to cure such non-performance or breach within such thirty (30) Business Day period, the other Party may immediately terminate this Agreement by providing written notice of termination to the non-performing or breaching Party. In any such event any Party who is not guilty of the non-performance or breach may, in addition to all of its other rights and remedies, recover from the Party responsible for the non-performance or breach all losses and pursue such remedies as are available to it at law or in equity.

Signature page to the Asset Purchase Agreement, dated August 19, 2000, among the parties listed below.


ACCEPTED AND AGREED:


"BUYER"                                         "SELLER"
Packard BioScience Company                      GSI Lumonics Life Science Trust


By:     /s/ Ben D. Kaplan                       By:   /s/ Victor H. Woolley
   -----------------------------                   ----------------------------
   Its:  Vice President and                        Its:  Treasurer
         Chief Financial Officer


                                                "TRUSTEE"
                                                GSI Lumonics Trust, Inc.


                                                By:   /s/ Charles D. Winston
                                                   ----------------------------
                                                   Its:  President